UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 26, 2018

MELINTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 George Street, Suite 301, New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 617-1309

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 26, 2018, Cempra Pharmaceuticals, Inc. (“Cempra”), a wholly-owned subsidiary of Melinta Therapeutics, Inc. (“Melinta”), and Toyama Chemical Co., Ltd.. (“Toyama”) entered into the following agreements related to the development of solithromycin : (i) Amendment No. 2 to the Exclusive License and Development Agreement, dated as of May 8, 2013 and amended as of September 26, 2013, by and between Cempra and Toyama, (ii) Amendment to the Quality Agreement effective as of February 1, 2017 by and among Cempra, Fujifilm Finechemicals Co., Ltd. (“FFFC,” now known as Fujifilm Wako Pure Chemical Corporation (“FFWK”), and Toyama, and (iii) Agreement to Assign the API Manufacturing and Supply Agreement entered into as of December 16, 2015 by and between Cempra and FFFC, collectively, the “Agreements.” In addition, the parties terminated the Supply Agreement between Cempra and Toyama dated May 8, 2013, which related to supply of the active pharmaceutical ingredient used in the manufacture of solithromycin (“API”) and clinical supply.

Under the terms of the Agreements, Cempra is relieved of all obligations related to the supply of API or clinical supply to Toyama, and Cempra assigned its API Manufacturing and Supply Agreement with FFFC, a supplier of API, to Toyama. In consideration for this relief, Cempra granted Toyama the right to manufacture and procure such API and clinical supply, and forfeited rights to all future milestone payments related to Toyama’s development of solithromycin in Japan. In addition, Melinta will be entitled to receive royalties on sales of solithromycin by Toyama if and when the product receives regulatory approval in Japan, at a rate generally between 4% and 6% of net sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Melinta Therapeutics, Inc.

By:	/s/ Peter J. Milligan
Peter J. Milligan
Chief Financial Officer

Dated: September 27, 2018